EXHIBIT 99.1

Broadridge Acquires Direxxis, a Cloud-Based Marketing Solution for Financial Advisors

Financial technology acquisition expands Broadridge’s wealth and advisor solutions suite

LAKE SUCCESS, N.Y., March 3, 2015 – Broadridge Financial Solutions, Inc. (NYSE:BR) today acquired Direxxis LLC, a provider of cloud-based marketing solutions and services, to expand its suite of solutions for wealth and asset managers. Financial terms were not disclosed.

Direxxis’ marketing management and automation platform enables wealth and asset management companies and insurers to manage and implement marketing activities efficiently across field offices and branch locations using consistent standards. The platform provides unique analytic capabilities designed to increase marketing and sales effectiveness, and has advanced social media tools and a modular architecture. The addition of Direxxis is the latest step in Broadridge’s strategy to build market-leading solutions for financial advisors.

“Financial advisors are moving from a mass marketing approach to data-driven strategies in which timely content can be tailored and distributed through both traditional and emerging channels,” said Richard J. Daly, president and chief executive officer, Broadridge. “Direxxis is on the front line of that evolution and is a proven leader in its class. Its technology is highly complementary to our industry leading suite of advisor solutions, and is an important new addition under our tuck-in acquisition strategy.”

Broadridge will integrate Direxxis into its wealth and advisor solutions suite, which includes marketing communications, client on-boarding, retirement plan solutions, performance reporting, and data aggregation solutions. Founded in 2003, Direxxis has one of the largest financial services industry client bases among major digital-marketing platforms.

“Direxxis’ capabilities are a strong complement to Broadridge’s advisor marketing offering,” said Steve Scruton, Direxxis founder. “As part of Broadridge we will provide a powerful cross-channel marketing platform to help advisors more strategically target new business. We are very proud to be part of the Broadridge family and look forward to a new era for development and innovation in serving this growing market.”

“This is the right time to further invest in solutions for the advisor market,” said Robert Schifellite, president, Investor Communication Solutions, Broadridge. “The industry is seeing growing demand for financial advisory services in a marketplace that is rapidly going digital. We are privileged to welcome Direxxis’ experienced and highly skilled team to our organization.”

Oppenheimer & Co. Inc. acted as exclusive financial advisor to Direxxis on this transaction.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and business process outsourcing solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs approximately 6,700 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com

About Direxxis
Direxxis is a leading provider of integrated enterprise marketing solutions. Direxxis solutions represent the marketing strategy, process automation and technologies required to integrate people, processes and technologies across the marketing ecosystem. Organizations rely on Direxxis to deliver a better customer experience through targeted marketing communications and continuous learning. Direxxis delivers the power and flexibility required to deliver relevant, consistent and timely sales and marketing communications across all channels, including digital media, email, social media, text messages, telephone, mail and traditional print and display advertising mediums. More information is available at www.direxxismarketing.com

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the “2014 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2014 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information
Investors:
David Ng
Broadridge Financial Solutions, Inc.
(516) 472-5491
david.ng@broadridge.com

Media Contacts:
Linda Namias
Broadridge Financial Solutions, Inc.
(631) 254-7711
linda.namias@broadridge.com

Jenna Focarino
The Torrenzano Group
(212) 681-1700 x115/(845) 893-7586
jfocarino@torrenzano.com

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